EX-99.(i)

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

April 29, 2025

Goldman Sachs Variable Insurance Trust

71 South Wacker Drive

Chicago, Illinois 60606

Re:	Goldman Sachs Variable Insurance Trust

File Nos. 333-35883 and 811-08361

Post-Effective Amendment No. 101 to the Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as counsel to Goldman Sachs Variable Insurance Trust (the “Registrant”), a Delaware statutory trust, in connection with amendments to and restatements of the Registrant’s registration statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”), and under the Investment Company Act of 1940, as amended (the “Registration Statement”), relating to the issuance and sale by the Registrant of its authorized shares, divided into several Series and Classes (“Shares”).

This opinion is limited to the Delaware Statutory Trust Act statute, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Delaware.

We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion, and we are familiar with the Registrant’s Agreement and Declaration of Trust and Amended and Restated By-Laws, each as amended to date. In addition, in rendering this opinion, insofar as it relates to the valid existence of the Registrant, we have relied solely on a certificate of the Secretary of State of the State of Delaware, dated as of April 28, 2025, and this opinion is limited accordingly and is rendered as of the date of such certificate.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; and (iii) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of the Registrant on which we have relied for the purposes of this opinion are true and correct.

Based upon the foregoing, we are of the opinion that the Shares of each Series and Class proposed to be sold pursuant to Post-Effective Amendment 101 to the Registration Statement have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the terms, conditions, requirements and procedures described in the Registration Statement, will be validly issued and, subject to the qualifications set forth in the Agreement and Declaration of Trust, fully paid and non-assessable beneficial interests in such Series and Class. In this regard, we note that, pursuant to Section 2 of Article VIII of the Agreement and Declaration of Trust, the Trustees have the power to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the

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Registrant’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP
Dechert LLP